UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountants.

On December 12, 2022, the Audit Committee of the Board of Directors of Aytu BioPharma, Inc. (the “Company”) dismissed Plante & Moran PLLC (“Plante Moran”), as the Company’s independent registered public accounting firm.

The reports of Plante Moran on the Company’s consolidated financial statements for the fiscal years ended June 30, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Plante Moran’s report on the financial statements for the year ended June 30, 2022 which contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2022 and 2021, and through the date of Plante Moran’s dismissal, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Plante Moran would have caused Plante Moran to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021, as amended.

The Company concluded that it had a material weakness in its internal control over financial reporting related to the analysis for the accounting for the impairment of long-lived assets, including goodwill and other intangible assets. The Company performs an assessment to determine if an impairment of long-lived assets has occurred annually or when circumstances indicate an impairment may have occurred. This assessment was prepared by internal staffing and reviewed by the Chief Financial Officer. At the June 30, 2021 fiscal year end, it was determined that the Company improperly aggregated certain assets when performing this assessment. This resulted in an incorrect conclusion that no impairment had occurred. This deficiency did not result in a revision of any of the Company’s previously issued financial statements. However, if not addressed, the deficiency could have resulted in a material misstatement in the future. In response, the Company incorporated utilization of third-party providers to review its assumptions and computations in the Company’s impairment analysis for completeness and accuracy. The Company believes that its controls are now designed properly and operating effectively.

The material weakness was discussed with the Audit Committee. The Company has authorized Plante Moran to respond fully to inquiries of Grant Thornton LLP (“Grant Thornton”), the Company’s successor accountant as described below, concerning the material weaknesses.

The Company has provided Plante Moran with a copy of this Form 8-K and requested that Plante Moran provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Plante Moran agrees with the above disclosures. A copy of Plante Moran’s letter, dated December 12, 2022, is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accountants.

On December 12, 2022, the Audit Committee appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2023.

During the fiscal years ended June 30, 2021 and 2022 and the subsequent interim period through December 12, 2022, neither the Company nor anyone on its behalf has consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter from Plante & Moran PLLC, dated December 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: December 13, 2022	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer